August 17, 2006

William Sullivan
264 Water Street
New York, NY 10038

This letter sets forth proposals for the amendment of your employment agreement with Franklin Credit Management Corporation, dated as of February 1, 2006 and amended as of April 28, 2006.

1.	We hereby propose to amend your employment agreement such that, effective August 17, 2006, your title shall be Chief Operating Officer and you shall perform the duties commensurate with such position.

If you agree to the foregoing, please sign where indicated below and return the signed copy to me. Otherwise, the agreement will continue in full force and effect, without amendment.

Sincerely,

FRANKLIN CREDIT MANAGEMENT CORPORATION

________________________________
Name: Gordon Jardin
Title: CEO

AGREED AND ACCEPTED

____________________________
William F. Sullivan